Exhibit 13

Power of Attorney

Each person whose signature appears below hereby authorizes and appoints Eric E. Parsons, Cindy J. McPike and Michael T. Winslow, or any of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each capacity stated below any of the following documents relating to registrations under the Securities Act of 1933 and the Investment Company Act of 1940 with respect to the variable annuity contracts to be issued through the Separate Account C: registration statements on any form or forms under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date indicated.

Name	Title	Date

/s/ VIRGINIA L. ANDERSON Virginia L. Anderson	Director	May 3, 2004

/S/ FREDERICK W. BUCKMAN Frederick W. Buckman	Director	May 3, 2004

/s/ JOHN E. CHAPOTON John E. Chapoton	Director	May 3, 2004

/s/ RICHARD GEARY Richard Geary	Director	May 3, 2004

/s/ WANDA G. HENTON Wanda G. Henton	Director	May 3, 2004

/s/ PETER O. KOHLER, MD Peter O. Kohler, MD	Director	May 3, 2004

/s/ JEROME J. MEYER Jerome J. Meyer	Director	May 3, 2004

/s/ RALPH R. PETERSON Ralph R. Peterson	Director	May 3, 2004

/S/ E. KAY STEPP E. Kay Stepp	Director	May 3, 2004

/S/ MICHAEL G. THORNE Michael G. Thorne	Director	May 3, 2004

/S/ RONALD E. TIMPE Ronald E. Timpe	Director	May 3, 2004